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EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM
The Board of Directors
First BanCorp.:
We

consent to

the incorporation

by reference

in Registration Statements

on Form

S-3 (No.

333-209516) and

on Form S-8

(Nos. 333-
212157, 333-181178,

333-155764, 333-106661,

and 333-106656)

of First BanCorp.

of our

report dated

February 28, 2024

relating to
the consolidated

financial statements

and effectiveness

of internal control

over financial reporting

appearing in this

Annual Report

on
Form 10-K of First BanCorp. for the year ended December 31, 2023.
/s/ Crowe, LLP
Fort Lauderdale, Florida
February 28, 2024